Exhibit 99.1
Single Touch Reports First Quarter Fiscal 2014 Financial Results

Q1 Revenues up nearly 50%, Core Business Cash Flow Positive and Adjusted EBITDA Profitable

Conference call scheduled for 4:30 pm ET on Tuesday, Feb. 11

JERSEY CITY, N.J.- February 11, 2014 –Single Touch Systems, Inc. (OTC BB: SITO), a technology-based mobile media solutions provider, today announced results for its fiscal first quarter ended December 31, 2013.

Financial Highlights:

•
Operating Profits: For the quarter ended December 31, 2013, on a pro-forma basis when separating out intellectual property (IP) related initiatives, Single Touch’s core, underlying business operations were profitable on an adjusted EBITDA basis, a trend that has been established for the trailing twelve months ended December 31, 2013.

•
Cash Flow: Cash flow from operations was positive for Single Touch’s core business for the quarter ended December 31, 2013 as a result of increased core revenue growth and decreased costs directly associated with revenues.

•
Revenue: For the first quarter of fiscal 2014, revenues increased to $2.9 million from $1.9 million for the first quarter of fiscal year 2013, representing a year-over-year increase of 49%. Growth in the first quarter was attributed to one-time licensing revenues of $750,000 earned from the transaction with Zoove Corporation and organic growth from continuing mobile adoption and new programs for existing and new client relationships.

•
Gross Margins: For the first quarter of fiscal 2014, the gross margin on Single Touch’s core business improved to 60% from 55% in the same period of the prior year and improved to 70% overall when including the gross margin on the one-time IP licensing transaction with Zoove Corporation.

•	Adjusted EBITDA: For the first quarter of fiscal 2014, on an adjusted EBITDA basis, a non-GAAP financial measure, profits were $0.1 million.

•
Net Loss: For the first quarter of fiscal 2014, net loss, on a GAAP basis, was $1.1 million or $0.01 per basic and diluted share, compared to a net loss of $2.2 million or $0.02 per basic and diluted share for the first quarter of fiscal 2013.

•
Messaging Volume: In the first quarter of fiscal 2014, Single Touch sent 87 million messages to mobile phone users. This is up 13% from messages sent in the first quarter of fiscal 2013. Messaging volume is one of the key business metrics for the Company.

“We saw a strong start into the new fiscal year with increases in revenues and gross margins,” reported Single Touch’s President and CEO, James Orsini. “During this past quarter, on a pro-forma basis, our core underlying business generated positive cash flows, a trend that the Company established for the trailing twelve months ended December 31, 2013.  In October, the Telephone Consumer Protection Act (TCPA) went into effect and introduced new SMS guidelines requiring mandatory written consent from customers prior to allowing businesses and marketers to send marketing messages via SMS. This new regulation, although adversely affecting the industry’s messaging volume and revenues, has had some minimal impact on our business.”

Mr. Orsini continued, “We saw a seven-fold spike in messaging around retailer layaway programs this past holiday season. Looking ahead, we believe we are on track this fiscal year to have cumulatively sent over 1 billion messages since inception on behalf of our clients. This is another key milestone achievement in our core business. Our FollowMe product continues to gain traction as well, and we anticipate revenue bookings of FollowMe to accelerate this year as brands begin to deploy larger mobile marketing budgets.”

Conference call information:

Date:  Tuesday, February 11, 2014
Time:  4:30 P.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8629
Dial in Number for International Callers (Outside of the U.S. & Canada): 201-493-6715

Participating in the call will be Single Touch’s Chief Executive Officer James Orsini, Chief Financial Officer Kurt Streams, and Executive Vice President Corporate Development Jerry Hug. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on Single Touch’s website at: http://singletouch.equisolvewebcast.com/q1-2014.

If you are unable to participate in the call at this time, a replay will be available for 7 days starting on February 11, 2014 at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 414392.

About Single Touch Systems, Inc.
Single Touch Systems, Inc. is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, Single Touch’s multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty. For more information about Single Touch Systems, Inc. visit: www.singletouch.net

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor and Media Contact:
Robert Haag
Hampton Growth IR
877-368-3566
sito@hamptongrowth.com

[Financial Tables to Follow]

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	December 31,
	2013	2012

Revenue
Wireless applications	$2,147,128	$1,947,278
Licensing and royalties	750,000	-
Media placement	10,000	-
	2,907,128	1,947,278

Operating Expenses
Royalties and application costs	868,093	883,793
Research and development	24,093	8,706
Compensation expense (including stock based
compensation of $317,795 in 2013 and $1,109,720 in 2012)	1,380,674	1,755,338
Depreciation and amortization	149,757	154,786
General and administrative (including stock based
compensation of $523,911 in 2013 and $296,821 in 2012)	1,343,524	1,068,324
	3,766,141	3,870,947

Loss from operations	(859,013)	(1,923,669)

Other Income (Expenses)
Interest expense	(192,720)	(308,486)

Net (loss) before income taxes	(1,051,733)	(2,232,155)
Provision for income taxes	-	-
Net loss	$(1,051,733)	$(2,232,155)

Basic and diluted loss per share	$(0.01)	$(0.02)

Weighted average shares outstanding	140,815,604	132,472,392

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2013	2013
Assets
Current assets
Cash and cash equivalents	$2,291,619	$1,146,995
Accounts receivable, net - current portion	1,737,432	1,347,827
Prepaid consulting	890,489	1,081,553
Other prepaid expenses	120,153	150,183
Total current assets	5,039,693	3,726,558

Property and equipment, net	262,337	238,815

Other assets
Accounts receivable, net	450,000	-
Prepaid consulting	-	81,547
Capitalized software development costs, net	346,909	343,575
Intangible assets:
Patents	434,282	467,837
Patent applications cost	793,417	768,646
Software license	831,000	831,000
Other assets including security deposits	65,530	65,228
Total other assets	2,921,138	2,557,833
Total assets	$8,223,168	$6,523,206

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2013	2013

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,031,709	$1,352,203
Accrued expenses	464,810	209,323
Accrued compensation - related party	481,442	72,736
Current obligation under capital lease	16,412	16,331
Convertible debenture - related party	600,472	585,708
Convertible debentures - unrelated parties	3,286,566	2,692,570
Total current liabilities	5,881,411	4,928,871

Long-term liabilities
Obligation under capital lease	25,245	29,378
Convertible debentures - unrelated parties	-	440,593
Total long-term liabilities	25,245	469,971
Total liabilities	5,906,656	5,398,842

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized;
none outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares authorized,
142,430,717 shares issued and outstanding as of December 31, 2013
and 137,220,331 shares issued and outstanding as of September 30, 2013	142,431	137,220
Additional paid-in capital	133,124,831	130,886,161
Accumulated deficit	(130,950,750)	(129,899,017)
Total stockholders' equity	2,316,512	1,124,364
Total liabilities and stockholders' equity	$8,223,168	$6,523,206